                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): October 9, 2001


                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-8787                   13-2592361
   (State or Other           (Commission File Number)       (IRS Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)


                                 70 Pine Street
                            New York, New York 10270
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 770-7000

                   ------------------------------------------
         (Former name or Former Address, if Changed Since Last Report)

Item 5. Other events.

     On October 9, 2001, American International Group, Inc. (AIG) Chairman M.R. Greenberg held a conference call for investors and analysts during which he provided the following information:

          AIG continues to update the estimates of its total expected net losses resulting from the terrorist attacks of September 11, 2001. It is impossible for any company to precisely estimate its total losses at the current time. Although AIG's property insurance coverages on the World Trade Center complex are minor, AIG expects ultimately to receive claims from many insureds across a wide range of coverages. Based on the information available at the current time, AIG's net pre-tax losses are expected to approximate $800 million.

          On August 29, 2001, AIG acquired American General Corporation
     (AGC) in a transaction accounted for as a pooling of interests. It is estimated that the combined entity will incur one-time pre-tax costs of approximately $1.3 billion in the third quarter of 2001 ($950 million after tax) with additional less significant costs expected to be incurred in the fourth quarter of 2001 and in 2002 and 2003 related to the ongoing integration of operations.

          Approximately 40 percent of the one-time costs incurred in the third quarter are related to direct costs with respect to the acquisition such as investment banking, legal and accounting fees, employee severance and other termination benefits, and other compensation costs related to change in control provisions applicable to AGC executives. Also included in one-time costs are charges resulting from post-business combination plans. Such charges recognize that certain assets will have no future economic benefit or ability to generate future revenues. Such costs include asset impairment charges related to software, leasehold improvements and certain goodwill related to such operations as part of the post-business combination plans. Also included are certain adjustments associated with conforming AGC's balances to AIG's existing accounting policies and methodologies.

          Ongoing costs with respect to the integration of operations will be expensed in future periods as incurred. AIG expects that these ongoing costs will include costs for the integration of computer systems, the training and relocation of certain employees and the consolidation of facilities.

          As previously stated, AIG ultimately anticipates annual savings of approximately $400 million from the business combination, reflecting principally the benefits of reductions in redundant operations.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN INTERNATIONAL GROUP, INC.
                                                 (Registrant)

Date: October 9, 2001                By /s/ KATHLEEN E. SHANNON
                                        ------------------------------------
                                        Name: Kathleen E. Shannon
                                        Title: Vice President and Secretary